UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2006

SILVERSTAR HOLDINGS, LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	0-27494	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton, HM CX, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-1422

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

        On April 7, 2006, FUN Technologies Corporation (the “Purchaser”), FUN Technologies Inc., the parent of the Purchaser (“FUN”), Fantasy Sports, Inc. (the “Seller”), and Silverstar Holdings, Ltd., the parent of the Seller (the “Registrant”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) whereby the Seller sold to the Purchaser, for a purchase price of $3,850,000, paid in cash, substantially all of the Seller’s assets, properties and rights, both tangible and intangible.

        Pursuant to the Purchase Agreement, the Seller and the Registrant agreed that for two years following the date of the Purchase Agreement, both will refrain from competing directly or indirectly with any product the Seller was involved in developing or selling in North America as of the date of the Purchase Agreement.

        As of the date of the Purchase Agreement, there were no material relationships between the Purchaser and FUN, on the one hand, and Seller and Registrant, on the other hand.

        The description of the Purchase Agreement above is qualified in its entirety by the terms of the Purchase Agreement annexed as Exhibit 10.1 hereto. A copy of the press release announcing the sale is furnished as Exhibit 99.1 and is incorporated herein by reference. The information contained in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

        Information concerning the Registrant’s disposition of assets pursuant to the Purchase Agreement is set forth in Item 1.01, which information is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description

10.1	Asset Purchase Agreement dated April 7, 2006 by and among FUN Technologies Corporation, FUN Technologies Inc., Fantasy Sports, Inc., and the Registrant.

99.1	Press release of the Registrant dated April 10, 2006.

SIGNATURES

        Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2006	SILVERSTAR HOLDINGS, LTD.
By: /s/ Clive Kabatznik
Name: Clive Kabatznik Title: Chief Executive Officer